UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☐   Definitive Additional Materials

☒   Soliciting Material Pursuant to §240.14a-12

The Navigators Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of the following communications relating to the proposed merger between the The Navigators Group, Inc. (“Navigators” or the “Company”), The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co. (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated August 22, 2018, by and among Navigators, The Hartford and Merger Sub.

(i)	Email from Stanley A. Galanski, Chief Executive Officer of Navigators, to Employees of Navigators (the “Employee Email”)

(ii)	Frequently Asked Questions for Employees of Navigators (the “Employee FAQ”)

Each item listed above was first disseminated or made available on August 22, 2018.

Employee Email

Dear Colleagues:

This morning we announced that our Board of Directors approved and Navigators signed an agreement to join forces with The Hartford, a well-respected leader in property and casualty insurance (both commercial and personal lines), group benefits and mutual funds. The Hartford, with a 200+ year history, is consistently recognized for its service excellence, disciplined underwriting, sustainability practices, trust and integrity.

Our Board of Directors believes this represents a superior value for our shareholders and voted unanimously in favor of the transaction. The Hartford will acquire Navigators in an all-cash transaction that values Navigators at approximately $2.1 billion.

This announcement marks an exciting next step in the evolution of Navigators. The transaction combines two organizations with disciplined underwriting cultures and a shared commitment to innovation, financial performance, and attracting and retaining top talent. Together, we will provide a more complete product and service offering through a best-in-class distribution network and outstanding underwriting, enhanced by The Hartford’s strong balance sheet and brand.

We believe becoming part of a successful, larger organization provides new opportunities for our people and our business. We will be able to serve our brokers and policyholders in new and exciting ways, which will enhance our ability to grow profitably across all business lines. As part of The Hartford, we will have access to various products underwritten by The Hartford that will increase our relevance to our brokers and policyholders. We will also benefit from the financial strength of The Hartford, which will enhance our ability to grow profitably across all business lines. Click here for more detailed information on The Hartford’s financial strength.

The acquisition of Navigators also achieves key strategic and financial objectives for The Hartford. It expands their product offerings and geographic reach, adds tenured and proven underwriting and industry talent, and strengthens their value proposition to agents and customers.

We believe our two companies align well culturally, because we are both rooted in the importance of our people. The Hartford is consistently recognized for its commitment to diversity and inclusion and for providing a workplace that meets the needs of employees, including professional development and career progression. Click here to read The Hartford Fact Sheet or visit The Hartford’s About Us page.

The Road Ahead

We expect the transaction to be completed in the first half of 2019, pending approvals by regulators and Navigators’ stockholders, as well as completion of customary closing conditions. From sign until close, it will be business as usual for Navigators. We will continue operating as an independent company, doing all the things we normally do. That means providing the same high level of service to our brokers and policyholders for which Navigators is well known around the world and performing our roles in the most efficient manner possible.

After the completion of the transaction, I will join The Hartford’s senior leadership team, reporting to Doug Elliot, President of The Hartford. I, along with Vince, Michael and Clay as the leaders of our three business segments, are committed to leading the transition to The Hartford and realizing the potential of our combined organization in the marketplace.

I know you have many questions. While we don’t have all the answers today, we will keep the lines of communication open as we’ve always done and share updates as soon as they are available. To provide you with the most detailed information possible, we have created an employee Frequently Asked Questions document, which will be sent in a separate email. In addition, there will be a page on our intranet with a broker FAQ to help you communicate with brokers and other important partners, along with other materials related to the transaction.

At 12:00 p.m. Eastern Time, we will hold an all-employee webcast. I will be joined by The Hartford’s CEO Chris Swift, President Doug Elliot and Chief Human Resources Officer Marty Gervasi. An invitation will be sent separately. I hope each of you will be able to participate and we welcome your questions. To submit a question, send an email to Courtney Oldrin, coldrin@navg.com.

Together we have made Navigators an admired company and a great place to work. I believe strongly that this is the beginning of an exciting new chapter in which our winning culture will be strengthened during the coming months and, as we transition to The Hartford, in the years ahead.

Sincerely,

P.S. My apologies for the formal-sounding language below; it is included for legal reasons.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of The Navigators Group, Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co., whereby the Company will become a wholly-owned subsidiary of The Hartford (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at www.navg.com under the heading “SEC Filings” within the “Investor Relations” section of the Company’s website or by contacting the Company’s Investor Relations Department at investorrelations@navg.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•

the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

•

legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Employee FAQ

The Hartford’s Agreement to Acquire Navigators

Frequently Asked Questions for Employees

The following questions and associated answers were prepared to help address some questions that may come to mind.

ABOUT THE ACQUISITION

Q: What was announced and what does it mean?

On August 22, we announced that our Board of Directors approved and Navigators signed an agreement to join forces with The Hartford, a well-respected leader in property and casualty insurance—both commercial and personal lines—group benefits and mutual funds. The Hartford, with a 200-year history, is consistently recognized for its service excellence, disciplined underwriting, sustainability practices, trust and integrity.

•	The all-cash transaction values Navigators at approximately $2.1 billion. Navigators’ stockholders will receive $70.00 per share in cash upon the closing of the transaction.

•	This transaction will result in the realization of significant value for our stockholders. The $70.00 per share offer price represents a:

-	Multiple of 1.78 times Navigators’ fully diluted tangible book value per share as of June 30, 2018; and
-	Premium of nearly 19% to the 90-trading-day average stock price.

Q: Why did Navigators agree to be acquired by The Hartford?

•

For our employees: The transaction combines two organizations with disciplined underwriting cultures and a shared commitment to innovation, financial performance, and attracting and retaining top talent. There is minimal overlap between the products of the two organizations, allowing for increased opportunities for cooperation and growth.

We believe that we are a very good fit culturally with The Hartford. With a 200 year history, The Hartford has been recognized for its service excellence, disciplined underwriting, sustainability practices, trust and integrity. They also share our commitment to attracting and retaining the best people in the business and giving back to our communities.

•

For our business: We believe becoming part of a large, successful organization provides new opportunities for our people and our business. Together, we will provide a more complete product and service offering through a best-in-class distribution network and outstanding underwriting, enhanced by The Hartford’s strong balance sheet and brand. As part of The Hartford, we will have access to various products underwritten by The Hartford that will increase our relevance to our brokers and policyholders. Policyholders will also benefit from the financial strength of The Hartford. Click here for more detailed information on The Hartford’s financial strength.

•

For our brokers and policyholders: As part of The Hartford, Navigators will have access to various products underwritten by The Hartford that will increase our relevance to our brokers and policyholders. They will also have the added security of our claims-paying ability through the financial strength of The Hartford, which will create additional growth opportunities across all business lines. Click here for more detailed information on The Hartford’s financial strength.

•

For investors: our Board of Directors believes this represents a superior value for our shareholders and voted unanimously in favor of the transaction. The Hartford will acquire Navigators in an all-cash transaction that values Navigators at approximately $2.1 billion.

Q: Why is The Hartford acquiring Navigators?

The acquisition of Navigators achieves important strategic and financial objectives for The Hartford. It expands their product offerings and geographic reach, adds tenured and proven underwriting and industry talent, and strengthens their value proposition to agents and customers.

ABOUT THE HARTFORD

Q: Who is The Hartford?

The Hartford Financial Services Group, Inc. is a public insurance holding company listed on the New York Stock Exchange under the ticker symbol “HIG.” It operates through its subsidiaries under the brand name, The Hartford. The Hartford is a leader in property and casualty insurance—both commercial and personal lines—group benefits and mutual funds. With a 200 year history, The Hartford has been recognized for its service excellence, disciplined underwriting, sustainability practices, trust and integrity.

In 2017, The Hartford had revenues in excess of $17 billion, wrote $15.8 billion of gross written premium and had stockholders’ equity (book value) of $13.5 billion. Below is an approximate break down of The Hartford’s total GWP:

Commercial lines insurance	44%
Group benefits	33%
Personal lines insurance	23%

In personal lines insurance, for more than 30 years, The Hartford has been the exclusive endorsed insurance provider to the nearly 38 million members of AARP, the U.S.’s largest nonprofit organization dedicated to empowering people 50 and older. The Hartford also operates a highly successful mutual fund business.

Headquartered in Hartford, Connecticut, The Hartford has 18,500 employees who work in more than 80 offices across the U.S., including locations in Charlotte, NC; New Hartford, NY; New York City; Phoenix, AZ; San Antonio, TX; and Windsor, CT. The Hartford sells its products primarily through a network of independent agents and brokers.

Click here to read The Hartford Fact Sheet or visit The Hartford’s About Us page.

Q: What are the benefits to Navigators employees of becoming a part of The Hartford?

This transaction combines two organizations with disciplined underwriting cultures and a shared commitment to innovation, financial performance, and attracting and retaining top talent. Together, we can offer more products and services through a shared distribution network enhanced by The Hartford’s strong brand.

We believe that becoming part of a larger organization provides new opportunities for our people and our business. We will be able to serve our brokers and policyholders in new and exciting ways, which will enhance our ability to grow profitably across all business lines.

We believe that we are a very good fit culturally with The Hartford. They share our commitment to attracting and retaining the best people in the business and a culture that emphasizes service excellence, integrity, professionalism and giving back to our communities:

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The Hartford’s strategic imperatives include a commitment to being a destination for top talent, and it is consistently recognized for its inclusive culture and for providing a workplace that meets the needs of employees, including professional development and career progression. In addition, The Hartford has been named one of the World’s Most Ethical Companies® for the 10th time, as designated by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.

•

The Hartford is focused on creating long-term shareholder value while contributing positively to society at large, and has appeared in the Dow Jones Sustainability Index for six years. The company’s 2017 Sustainability Report provides details around its sustainability goals and achievements.

Q: What are The Hartford’s main products?

The Hartford is a leader in property and casualty insurance—both commercial and personal lines— group benefits and mutual funds.

Q: Where are The Hartford’s primary offices located?

The Hartford is headquartered in Hartford, CT. The company has more than 80 offices across the U.S., including major sites in Charlotte, NC; New Hartford, NY; New York City; Phoenix, AZ; San Antonio, TX; and Windsor, CT.

Q: Who are The Hartford’s leaders?

The Hartford’s Executive Leadership Team includes the following individuals:

Christopher J. Swift, Chairman and Chief Executive Officer

Doug Elliot, President

Beth Bombara, Chief Financial Officer

Marty Gervasi, Chief Human Resources Officer

To learn more about these and other leaders at The Harford, click here.

TRANSACTION INFORMATION

Q: Can you provide more insight about how the deal came together?

From time to time, Navigators has been approached about combining with other insurance companies, including The Hartford. Exclusive conversations with The Hartford began in July 2018.

Q: What are next steps? When will the transaction be complete?

The transaction is subject to regulatory and shareholder approvals and other customary closing conditions. It is expected to close in the first half of 2019.

Q: Will the company name change?

There has been no decision whether to rename Navigators at this point.

Q: Why couldn’t we learn this news sooner?

As public companies, Navigators and The Hartford are subject to strict rules regarding how we disclose information. Employees at both companies received the news shortly after the public announcement.

Q: What am I allowed to say about this transaction (if I am asked about it by friends, family, customers, vendors, suppliers, the media, etc.)?

As an employee of Navigators, you only are allowed to talk about information that has been made public and is widely known outside Navigators, such as information in the press release. If you have questions about what information can be disclosed, please contact General Counsel, Emily Miner. You should not speculate on what will happen or give opinions on rumors about the transaction.

In addition, it is important that we speak with one voice on this topic. If you receive calls from the media, please forward those calls to Courtney Oldrin, Head of Communications. If you receive calls from investors or analysts, please refer them to Ciro DeFalco, Chief Financial Officer.

A Frequently Asked Questions and letters to brokers are being prepared to help guide your conversations. You can find this information on our Intranet

Q: Am I allowed to discuss the acquisition with employees of The Hartford?

We must continue to operate as two separate entities until the transaction is complete, and we should not be sharing information about our respective businesses with employees at The Hartford. Do not discuss the transaction with any employee or representative of The Hartford without the prior approval from General Counsel, Emily Miner.

ORGANIZATIONAL INFORMATION

Q: Will Stan Galanski continue to lead Navigators?

After the completion of the transaction, Stan will join The Hartford’s senior leadership team, reporting to Doug Elliot, President of The Hartford. Stan, along with Vince, Michael and Clay as the leaders of our three business segments, are committed to leading the transition to The Hartford and realizing the potential of our combined organization in the marketplace.

From deal signing to close, both The Hartford and Navigators will operate business as usual.

Q: Does this change what I do on a day-to-day basis?

From deal signing to close, both Navigators and The Hartford will operate business as usual. We must execute on our key commitments to brokers, insureds and partners. That means providing the same high level of customer service for which we are well known around the world and performing our individual roles in the most effective manner possible.

Q: Will there be a new organizational structure? Will there be job impacts and/or position eliminations?

From deal signing to close, both The Hartford and Navigators will operate business as usual. This transaction reflects the growth priorities of both The Hartford and Navigators. Both companies believe that the financial benefits will come from enhanced revenues, not expense restructuring. We believe that, together, we can drive higher growth in both of our books, with expanded market opportunities.

Upon completion of the transaction, all Navigators employees globally will become employees of The Hartford.

Q: Will Navigators offices stay open?

In the near term, it’s business as usual for both companies. We don’t anticipate any major changes to our footprint.

Q: Will there be new opportunities for me in the combined company?

We believe this transaction opens up exciting new career opportunities for Navigators employees. The Hartford’s strategic imperatives include a commitment to being a destination for top talent, and becoming part of a larger organization expands potential career progression and development options for our team.

Q: How will my salary and bonus be impacted for the remainder of 2018?

For 2018, Navigators’ salaries and incentive plans will remain unchanged. We anticipate paying our 2018 bonuses in the first quarter of 2019.

BENEFITS

Q: Will employee benefits change?

Until the acquisition is complete, the benefit programs at Navigators will not change, other than changes in the ordinary course of business (i.e., open enrollment changes, etc.) or as required by law. Upon close, all Navigators employees will become employees of The Hartford, and U.S.-based employees will transition to The Hartford’s benefits. More details will be provided as we approach the close.

Q: What will happen to my health benefits?

There will be no changes to current health benefits offered by Navigators (except for changes in the ordinary course of business or as required by law) prior to the close of the transaction. Leading up to the close, we will work closely with The Hartford to determine the process for transitioning U.S.-based Navigators employees to The Hartford’s benefits.

Q: What will happen to my retirement savings?

There will be no changes to current retirement benefits offered by Navigators prior to the close of the transaction. Upon close, all Navigators employees will become employees of The Hartford, and U.S.-based employees will transition to The Hartford’s benefits. More details will be provided as we approach the close.

Q: What happens to my compensation?

Your compensation opportunity will cannot be reduced for at least 12 months post-close, inclusive of base salary, annual incentive, and eligibility for long-term incentives, if applicable.

Q: What will happen to the Annual Incentive Plan?

The 2018 Annual Incentive Plan will be calculated according to the Navigators AIP funding formulas and paid in the first quarter of 2019. We will provide information on 2019 incentive plans as we approach close.

Q: What happens to my outstanding, unvested stock awards?

Awards which are due to vest and pay out in 2019 would generally become payable in cash at the close of the deal. Performance units (including Admirals grants) will be paid out at 100% of target. If the deal closes after the normal vesting period for the 2016 Admirals Awards, those awards will pay out in shares in accordance with their terms.

Awards currently outstanding and due to vest and pay out in 2020 and beyond would be converted to cash, but would remain outstanding. These cash payments would become payable to employees on the original vesting date.

All performance units (including Admirals grants) that vest post-close will be deemed to have met all performance targets and valued at 100% achievement of target at the deal price.

Q: What will happen to our Employee Stock Purchase Program?

If you are currently participating in the Navigators’ Employee Stock Purchase Plan (the “ESPP”), you will be able to continue participating in the ESPP (but you may not increase your payroll deduction elections) through the earlier of the closing of the transaction or December 31, 2018. If the transaction closes after December 31, 2018, you will receive shares in accordance with the Plan. If the transaction closes prior to December 31, 2018, you will receive a cash payment of the Merger Consideration ($70 per share) over the purchase price. There will be no more offering periods under our Employee Stock Puchase Program after December 31, 2018.

Q: Will my tenure be transferred?

Yes, your service at Navigators will be recognized by The Hartford, including for level of benefit and vesting purposes.

Q: When will I learn more? How can I get more information?

As more information becomes available, we will continue to update you. You can ask questions of your manager and divisional leadership, and you can also submit feedback and questions through our Intranet.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of The Navigators Group, Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co., whereby the Company will become a wholly-owned subsidiary of The Hartford (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at www.navg.com under the heading “SEC Filings” within the “Investor Relations” section of the Company’s website or by contacting the Company’s Investor Relations Department at investorrelations@navg.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•

the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

•

legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Corp Comms US 082018